UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 25, 2008
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Former Address: 5300 Claus Road, Riverbank, CA 95367
Former Telephone Number: (209) 848-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 – Corporate Governance and Management Registrant’s Business and Operations

    Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  On March 25, 2008, the Board of Directors (the “Board”) of ECO2 Plastics, Inc. (“the Company”) accepted the resignation of Craig Hardy from his position as Chief Financial Officer of the Company.  Mr. Hardy, who left the Company to return to his former employer, had served as Chief Financial Officer since his appointment on August 10, 2007.  Mr. Hardy’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

 The Company does not expect Mr. Hardy’s resignation to significantly delay the filing of the annual report, and intends to file its Form 10KSB within the statutorily provided 15-day extension period. Rodney S. Rougelot, Chief Executive Officer of the Company, will serve as interim Chief Financial Officer until the Company finds a replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: March 28, 2008

/s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO